Exhibit 99.1

News Release —

For Immediate Release

CBOE HOLDINGS’ ACQUISITION OF BATS GLOBAL MARKETS EXPECTED TO CLOSE FEBRUARY 28

•             Transaction Has Received Final Remaining European Regulatory Approval

•             Three Bats Directors to Join CBOE Holdings Board

•             Election Deadline for Bats Stockholders Set for February 24

CHICAGO and KANSAS CITY — February 16, 2017 — CBOE Holdings, Inc. (NASDAQ: CBOE) and Bats Global Markets, Inc. (Bats: BATS) announced today that the companies expect to complete CBOE Holdings’ acquisition of Bats Global Markets on February 28, 2017. Earlier this month, CBOE Holdings received its final remaining regulatory approval from the United Kingdom’s Financial Conduct Authority (FCA), meaning that all U.S. and European regulatory clearances and approvals relating to the transaction have been received.  Completion of the transaction remains subject to customary closing conditions.

Three Bats Directors to Join CBOE Holdings Board

On February 16, 2017, the CBOE Holdings Board of Directors appointed three directors currently serving on the Bats Global Markets Board of Directors — Joe Ratterman, Chairman, Bats Global Markets, Inc., Chris Mitchell, Managing Director, Spectrum Equity, and Michael Richter, Co-Founder and former Chief Financial Officer, Lime Brokerage LLC — to the CBOE Holdings Board of Directors effective upon the closing of the proposed transaction.  As a result of such appointments and the previously announced resignations of current CBOE Holdings directors William Brodsky, Susan Phillips and R. Eden Martin as of the closing of the transaction, the CBOE Holdings board will consist of 14 directors following the closing of the proposed transaction.

Election Deadline for Bats Stockholders

In connection with the anticipated completion of the proposed transaction, the deadline for Bats stockholders to elect the form of merger consideration they desire to receive in the transaction has been set for 5:00 p.m., New York City Time, on February 24, 2017 (the “Election Deadline”).  To make an election, all Bats stockholders who have not previously made their cash, stock or mixed consideration elections must submit their election forms, together with a properly completed Notice of Guaranteed Delivery or confirmation of book-entry transfer, with respect to their shares so that such documents are received by Computershare Trust Company, N.A., the exchange agent, at its designated office, by the Election Deadline.  Bats stockholders holding shares through a brokerage account or other nominee arrangement may have an earlier election deadline than the Election Deadline and will need to follow any procedures required by their broker or nominee, who will make an election on their behalf if they follow the broker’s or nominee’s instructions.  Bats stockholders are encouraged to consult with their broker or nominee as soon as possible regarding these procedures.

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In accordance with the Merger Agreement, Bats stockholders whose election forms are not received in proper form by the exchange agent by the Election Deadline will be deemed to have made a mixed election, entitling them to receive, for each share of Bats common stock held by such stockholders: (i) 0.3201 of a share of common stock, par value of $0.01 per share, of CBOE Holdings and (ii) $10.00 in cash (the “Mixed Consideration”).

Elections made by Bats stockholders to receive all cash or all stock consideration will be subject to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings common stock issued in the transaction is the same as what would be paid and issued if all holders of Bats common stock were to receive the Mixed Consideration at the effective time of the transaction, as described in the Merger Agreement and in the joint proxy statement/prospectus provided to Bats and CBOE Holdings stockholders in connection with the special meetings of Bats stockholders and CBOE Holdings stockholders that were held on January 17, 2017.

Beginning on or about December 12, 2016, election forms and accompanying instructions were mailed to Bats stockholders of record as of December 9, 2016.  Bats stockholders, including those that acquired their shares after December 9, 2016, may request copies of these election documents and direct any questions regarding the election materials or the Election Deadline to Innisfree M&A Incorporated at (888) 750-5834 (toll-free) or (212) 750-5833 (collect).  Bats stockholders holding shares through a brokerage account or other nominee arrangement should contact their broker or nominee to obtain copies of the election documents.

About CBOE Holdings, Inc.

CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE), and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as options and futures on the CBOE Volatility Index (VIX Index) and S&P 500 options (SPX), the most active U.S. index option.  Other products engineered by CBOE include equity options, security index options, Weeklys options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute, Livevol options analytics and data tools, and www.cboe.com, the go-to place for options and volatility trading resources.

About Bats Global Markets, Inc.

Bats Global Markets, Inc. is a leading global operator of exchanges and services for financial markets, dedicated to Making Markets Better. Bats is the second-largest stock exchange operator in the U.S., operates the largest stock exchange and trade reporting facility in Europe, and is the #1 market globally for ETF trading. Bats also operates two fast-growing U.S. options exchanges. In the global foreign exchange market, Bats operates Hotspot. ETF.com, a leading provider of ETF news, data and analysis, is a wholly-owned subsidiary. The company is headquartered in Kansas City with offices in New York, London, Chicago, San Francisco, Singapore and Quito, Ecuador. Visit bats.com and @BatsGlobal for more information.

CBOE Holdings Media Contacts:		CBOE Holdings Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
312.786.7123	312.786.7612	312.786.7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com

Bats Global Markets Media Contacts:		Bats Global Markets Investor Contact:
Hannah Randall	Stacie Fleming	Mark Marriott
646.856.8809	+44.2.7012.8950	913.815.7132
comms@bats.com	comms@bats.com	ir@bats.com

CBOE-C

CBOE-OE

CBOE®, Chicago Board Options Exchange®, CFE®, CBOE Volatility Index®, Livevol®, FLEX® and VIX® are registered trademarks, and CBOE Futures ExchangeSM, BuyWriteSM, BXMSM, WeeklysSM and The Options InstituteSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services, LLC and have been licensed for use by CBOE. All other trademarks and service marks are the property of their respective owners.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain statements regarding intentions, beliefs and expectations or predictions for the future of CBOE Holdings, Inc. (“CBOE”) and Bats Global Markets, Inc. (“Bats”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or be assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions:  the satisfaction of the conditions precedent to the consummation of the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; CBOE’s ability to maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of CBOE’s shares to be issued in the transaction; disruptions of CBOE’s and Bats’ current plans, operations and relationships with market participants caused by the announcement and pendency of the proposed transaction; potential difficulties in CBOE’s and Bats’ ability to retain employees as a result of the announcement and pendency of the proposed transaction; legal proceedings that may be instituted against CBOE and Bats following announcement of the proposed transaction; and other factors described in CBOE’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2016, CBOE’s quarterly report for the quarterly period ended September 30, 2016, which was filed with the SEC on November 8, 2016, CBOE’s quarterly report for the quarterly period ended June 30, 2016, which was filed with the SEC on August 2, 2016, Bats’ final prospectus, which was filed with the SEC pursuant to Rule 424(b) on April 15, 2016, Bats’ quarterly report for the quarterly period ended June 30, 2016, which was filed with the SEC on August 5, 2016, Bats’ quarterly report for the quarterly period ended September 30, 2016, which was filed with the SEC on November 8, 2016, and other filings made by CBOE and Bats from time to time with the SEC.

Neither CBOE nor Bats undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information Regarding the Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. This press release is being made in respect of the proposed merger transaction involving CBOE, Bats, CBOE Corporation and CBOE V, LLC. In connection therewith, CBOE filed with the SEC on December 12, 2016 a definitive joint proxy statement/prospectus dated December 9, 2016, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. CBOE and Bats commenced mailing of the definitive joint proxy statement/prospectus to CBOE stockholders and Bats stockholders on December 12, 2016. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CBOE AND/OR BATS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of CBOE and Bats, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBOE will be available free of charge on CBOE’s website at http://ir.cboe.com/financial-information/sec-filings.aspx under the heading “SEC Filings” or by contacting CBOE’s Investor Relations Department at (312) 786-7136. Copies of the documents filed with the SEC by Bats will be available free of charge on Bats’ website at http://www.bats.com/investor_relations/financials/ under the heading “SEC Filings” or by contacting Bats’ Investor Relations Department at (913) 815-7132.

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